Exhibit 107

Calculation of Filing Fee Tables

424H

(Form Type)

GMF Leasing LLC

(Exact Name of Registrant as Specified in its Charter)

GM Financial Automobile Leasing Trust 2025-2

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Offering Aggregate Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Asset- Backed Securities	Class A-1 Asset-Backed Notes, Series GMALT 2025-2	457(s)	$187,040,000	100%	$187,040,000	0.00015310	$28,635.82

	Asset-Backed Securities	Class A-2-A Asset Backed Notes and Class A-2-B Asset-Backed Notes, Series GMALT 2025-2	457(s)	$467,000,000	100%	$467,000,000	0.00015310	$71,497.70

	Asset-Backed Securities	Class A-3 Asset-Backed Notes, Series GMALT 2025-2	457(s)	$466,700,000	100%	$466,700,000	0.00015310	$71,451.77

	Asset-Backed Securities	Class A-4 Asset-Backed Notes, Series GMALT 2025-2	457(s)	$64,800,000	100%	$64,800,000	0.00015310	$9,920.88

	Asset-Backed Securities	Class B Asset-Backed Notes, Series GMALT 2025-2	457(s)	$64,760,000	100%	$64,760,000	0.00015310	$9,914.76

	Asset-Backed Securities	Class C Asset-Backed Notes, Series GMALT 2025-2	457(s)	$59,670,000	100%	$59,670,000	0.00015310	$9,135.48

	Exchange Note(3)	(3)	(3)	(3)	(3)	(3)	(3)	(3)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities			457(s)

	Total Offering Amount					$1,309,970,000		$200,556.41

	Total Fees Previously Paid

	Total Fee Offsets							$12,324.55

	Net Fees Due							$188,231.86

(1) Estimated solely for the purposes of calculating the registration fee.

(2) Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations of the Securities Act of 1933, as amended, the registration fee related to the asset-backed notes offered hereby is paid herewith.

(3) The exchange note issued by ACAR Leasing Ltd. will be backed by the pool of leases and leased vehicles owned by ACAR Leasing Ltd. The exchange note will be sold by AmeriCredit Financial Services, Inc. d/b/a GM Financial to GMF Leasing LLC and sold by GMF Leasing LLC to GM Financial Automobile Leasing Trust 2025-2. The exchange note is not being offered to investors under this prospectus or the registration statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed(4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	GMF Leasing LLC	424H	333-285619	May 14, 2025		$12,324.55	Asset-Backed Securities	Asset-Backed Notes, Series GMALT 2025-2	Class C Asset-Backed Notes, Series GMALT 2025-1	$80,500,000

Fee Offset Sources	GMF Leasing LLC	424H	333-261801		January 29, 2025						$12,324.55

(4) The Registrant has completed the offering related to the unsold securities for which a filing fee of $12,324.55 was previously paid on January 29, 2025 under registration statement 333-261801 and is applying the registration fee paid in connection with those unsold securities according to Rule 457(p) of the Securities Act of 1933.